EXHIBIT 99
CONTACT:    Ralph J. Vaclavik
            President Casinos, Inc.
            St. Louis, Missouri 63102
            314-622-1806
                                                      FOR IMMEDIATE RELEASE


                              PRESIDENT CASINOS, INC.
                        COMPLETES SALE OF DAVENPORT ASSETS

ST. LOUIS, MISSOURI, October 10, 2000 -- President Casinos, Inc. (OTC:PREZ) announced that today it completed a sale agreement with Isle of Capri Casinos, Inc. under which Isle of Capri acquired the assets of President's Davenport, Iowa casino and hotel operations for $58.2 million in cash. As previously announced, the Company intends to use the proceeds to pay down debt as part of its plan to restructure its balance sheet.

John S. Aylsworth, President and Chief Operating Officer, said, "This sale of our Davenport assets is a significant first step toward a major restructuring of the debt of President Casinos."

President Casinos, Inc. owns and operates dockside gaming facilities in Biloxi, Mississippi and downtown St. Louis, Missouri near the base of the Gateway Arch.

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